UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Hampton Roads Bankshares, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

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HAMPTON ROADS BANKSHARES, INC.

999 Waterside Dr., Suite 200

Norfolk, Virginia 23510

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be Held December 10, 2009

To Our Shareholders:

NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of Hampton Roads Bankshares, Inc. (the “Company”) will be held at the offices of Williams Mullen, P.C., Dominion Tower, 999 Waterside Drive, Suite 1700, Norfolk, VA 23510 on December 10, 2009, at 10:00 am (the “Special Meeting”) for the following purposes:

1. To grant shareholder approval, in accordance with NASDAQ rules, to potential transactions that would allow holders of our Series A preferred stock and Series B preferred stock to exchange their shares for newly issued shares of our common stock;

2. To consider an increase in the Company’s authorized common stock from 70,000,000 to 100,000,000 shares; and

3. To transact such other business as may properly come before the meeting. Adjournments may be called in the discretion of the Chairman on behalf of the Board of Directors.

Shareholders of record at the close of business on October 30, 2009, will be entitled to notice of and to vote at the Special Meeting and any adjournments thereof.

The Board of Directors recommends that you vote “FOR” each of the proposals described above.

By Order of the Board of Directors,

/s/ Tiffany K. Glenn
Tiffany K. Glenn
Secretary of the Board

October [ — ], 2009

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE PROMPTLY OR, YOU MAY VOTE YOUR SHARES ONLINE AT HTTPS://WWW.PROXYVOTENOW.COM/HMPR OR BY CALLING 1-866-855-9702. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY OR VOTED ONLINE OR BY TELEPHONE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON DECEMBER 10, 2009: This Proxy Statement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Quarterly Reports for the fiscal quarters ended March 31, 2009 and June 30, 2009 are available at http://www.bankofhamptonroads.com/pages/ir_stockholder_info.html.

ii

HAMPTON ROADS BANKSHARES, INC.

999 Waterside Dr., Suite 200

Norfolk, Virginia 23510

PROXY STATEMENT

This Proxy Statement is being furnished to the shareholders of Hampton Roads Bankshares, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors on behalf of the Company for use at a special meeting of Shareholders to be held on December 10, 2009 (the “Special Meeting”), at the time and place set forth in the accompanying Notice of a Special Meeting and at any adjournment thereof. This Proxy Statement and the enclosed proxy card are being mailed to the shareholders of the Company on or about November 10, 2009.

The holders of Company common stock, par value $0.625 per share (“Common Stock”), as of the close of business on October 30, 2009 will be entitled to be present and to vote at the meeting. Each share of our Common Stock is entitled to one vote on each matter to be voted at the meeting. There are no other classes of our stock entitled to vote at the meeting. On October 30, 2009, there were [ — ] shares of our Common Stock outstanding and entitled to vote. The Board of Directors requests that you execute and return the proxy promptly, whether or not you plan to attend the meeting. Instead of returning signed proxy cards, shareholders of record may vote their shares over the Internet, or by calling a specially designated telephone number. These Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give their voting instructions and confirm that shareholders’ instructions have been recorded properly. Specific instructions for shareholders of record that wish to use the Internet or telephone voting procedures are included on the proxy card, and this Proxy Statement and the proxy card are available at https://www.proxyvotenow.com/hmpr. Shareholders who vote via the Internet or by telephone do not need to mail their proxy cards. Any vote by proxy, Internet or telephone may be revoked by the person giving it at any time before the meeting by giving written notice of such revocation to the Corporate Secretary, by executing another proxy or using the Internet or telephone voting procedures as of a date subsequent to the prior proxy or Internet or telephone vote, or, if you are a shareholder of record or have a legal proxy from a shareholder of record, by voting in person at the Special Meeting.

The shares represented by properly executed proxies (including those properly voted by telephone or Internet) will be voted in accordance with the instructions provided therein and where no instructions are given, will be voted in favor of each of the proposals described in this proxy statement. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Special Meeting. “Broker non-votes” result when shareholders hold their shares in street name and do not provide voting instructions to their broker or other nominee. Those shares will not be voted on any proposal on which the broker or other nominee does not have discretionary authority to vote under applicable rules.

We will bear the cost of soliciting proxies, which will be solicited primarily by mail. We have retained Georgeson, Inc., specialist in proxy solicitation, to solicit proxies from brokers, bank nominees, and other institutional holders of our Common Stock at an anticipated cost of $10,000 plus certain out-of-pocket expenses. Proxies may also be solicited by our directors and employees personally, and by telephone, facsimile, or other means. No additional compensation will be paid to these individuals for proxy solicitation nor is it expected to result in more than a minimal cost to us. We may make arrangements directly with banks, brokerage houses, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of our Common Stock held of record by them and to obtain authorization for the execution of proxies. We expect to reimburse these institutional holders for their reasonable expenses in connection with these activities.

The persons named in the proxy to represent shareholders who are present by proxy at the meeting are John A.B. Davies, Jr., President and Chief Executive Officer and Emil A. Viola, Chairman of the Board of Directors.

The Company and its subsidiaries

On June 1, 2008, pursuant to the terms of the Agreement and Plan of Merger, dated as of January 8, 2008, by and between the Company and Shore Financial Corporation, the Company acquired all of the outstanding shares of Shore Financial Corporation (“Shore”) by merger. Shore Bank and its subsidiary, Shore Investments Inc., formerly wholly-owned subsidiaries of Shore, became wholly-owned subsidiaries of the Company.

On December 31, 2008, pursuant to the terms of the Agreement and Plan of Merger, dated as of September 23, 2008, by and between the Company and Gateway Financial Holdings, Inc. (“Gateway”), the Company acquired all of the outstanding shares of Gateway by merger. Gateway Bank & Trust Co. (“Gateway Bank”) and its subsidiaries, Gateway Insurance Services, Inc., Gateway Investment Services, Inc., Gateway Bank Mortgage, Inc. and Gateway Title Agency, Inc., formerly wholly-owned subsidiaries of Gateway, became wholly-owned subsidiaries of the Company.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

AND THIS PROXY STATEMENT

When is the Special Meeting?

Thursday, December 10, 2009 at 10:00 a.m., Eastern Time.

Where will the Special Meeting be held?

The offices of Williams Mullen, P.C., Dominion Tower, 999 Waterside Drive, Suite 1700, Norfolk, VA 23510.

What items will be voted upon at the Special Meeting?

You are voting on two proposals:

•

a proposal (“Preferred Exchange Proposal”) to grant shareholder approval, if required under NASDAQ rules, to allow holders of our Series A and Series B preferred stock to exchange their shares for newly issued shares of our Common Stock; and

•

a proposal (“Share Increase Proposal”) to amend the Company’s Amended and Restated Articles of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 70,000,000 to 100,000,000.

How do I vote by proxy?

If you sign, date and return your proxy card before the Special Meeting, your shares will be voted as you direct. You may vote “for” or “against” or you may abstain from voting on each proposal identified herein. If you return your signed proxy card but do not specify how you want to vote your shares, your shares will be voted “FOR” each action to be voted on at the Special Meeting.

Other than the proposals disclosed herein, the Board of Directors knows of no other business to be presented at the Special Meeting. If any matters other than those set forth above are properly brought before the Special Meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

How many votes are required?

The Preferred Exchange Proposal (and actions other than the Share Increase Proposal) will be approved if the votes cast (in person or by proxy by the shares of Common Stock entitled to vote at the meeting) favoring the action exceed the votes cast (in person or by proxy by the shares of Common Stock entitled to vote at the meeting) opposing the action. Accordingly, abstentions and broker non-votes will have no effect on this outcome.

The affirmative vote of a majority of the holders of outstanding shares of Common Stock is required to approve the Share Increase Proposal. As a result, abstentions, broker non-votes or the failure to submit a proxy or vote in person at the Special Meeting will have the same effect as a vote against the Share Increase Proposal.

What constitutes a “quorum” for the Special Meeting?

We require the presence, whether in person or through the prior submission of a proxy, of the holders of Common Stock representing a majority of the shares outstanding and entitled to vote on the record date. A quorum is necessary to conduct business at the Special Meeting. Because there were [ — ] shares of Common Stock issued and outstanding as of October 30, 2009, at least [ — ] shares must be present or represented by proxy for a quorum to exist.

Why does the Company need to hold this vote?

Preferred Exchange Proposal

Like many financial institutions across the United States, we have been affected by deteriorating economic conditions. The recession has prompted us to pursue initiatives for increasing capital and strengthening our balance sheet. Among the initiatives being pursued are to give the holders of our Series A Preferred and Series B Preferred the right to exchange their preferred shares for our common stock (together, the “Exchange Offers”). Exchanging Series A and Series B preferred stock for Common Stock would have the effect of increasing the Company’s tangible common equity and strengthening our balance sheet.

Depending on the numbers of preferred holders who elect to exchange their shares and the market price of our Common Stock, the shares of Common Stock needed for this initiative may equal or exceed 20% of our currently outstanding shares of Common Stock. Because this 20% threshold may be satisfied and the market value of our shares of Common Stock could be less than the book value of such shares at the time of the Exchange Offers, NASDAQ rules require us to seek shareholder approval. More details concerning the potential Exchange Offers can be found “Proposal 1: To Approve the Issuance of Common Stock in Exchange Offer Transactions — Reason for Seeking Shareholder Approval” on page 5.

Share Increase Proposal

The Share Increase Proposal would provide the Company with enough shares to conduct the Exchange Offers while pursuing its other initiatives to strengthen its capital position. As of the date of this Proxy Statement, our Articles of Incorporation authorize the issuance of 70,000,000 shares of Common Stock and 1,000,000 shares of preferred stock. As of October 30, 2009, there were [ — ] outstanding shares of Common Stock, [ — ] outstanding shares of Series A Preferred, [ — ] outstanding shares of Series B Preferred and [ — ] outstanding shares of Fixed Rate Cumulative Series C preferred stock (which was held by the U.S. Department of Treasury)(“Series C Preferred”). Also, as of that date, [ — ] shares of Common Stock were reserved for issuance under our employee benefit plans, our Dividend Reinvestment and Optional Cash Purchase Plan and upon the exercise of a warrant held by the U.S. Department of the Treasury.

Various other initiatives to increase our capital and strengthen our balance sheet are also being considered, as described under “Proposal 2: Amendment of the Company’s Articles to Authorize the Issuance of Up to 100,000,000 Shares of Common Stock — Why We Are Seeking Shareholder Approval” on page 14. If pursued, a number of these initiatives could also involve the issuance of Common Stock or securities convertible into Common Stock.

Who can vote?

You are entitled to vote your Common Stock if our records show that you held your shares as of the close of business on October 30, 2009, the record date for the Special Meeting. On that date, we had 70,000,000 authorized shares of Common Stock, of which there were [ — ] shares outstanding and entitled to vote. The Common Stock is our only class of outstanding voting securities for purposes of the Special Meeting.

How many votes do I have?

Each shareholder is entitled to one vote for each share of Common Stock held on October 30, 2009.

Who pays for the solicitation of proxies?

This Proxy Statement is being furnished in connection with the solicitation of proxies by our Board of Directors. We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to being solicited through the mails, proxies may be solicited personally or by telephone, facsimile or email by our officers, directors or employees who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. Such brokerage houses and other custodians, nominees and fiduciaries will be reimbursed for their reasonable expenses incurred in such connection. We have engaged Georgeson, Inc. to aid in the solicitation of proxies of registered shareholders for the Special Meeting. The fees and expenses related to Georgeson’s engagement are estimated to be around $10,000, plus expenses.

Are there any dissenters’ rights or appraisal rights?

Pursuant to the Virginia Stock Corporation Act, the shareholders are not entitled to dissenters’ rights with respect to any of the proposals.

What is the voting recommendation of the board?

The Board of Directors recommends a vote “FOR” the Preferred Exchange Proposal and the Share Increase Proposal.

Where can I find the voting results?

We will publish the voting results in our Annual on Report on Form 10-K for the fiscal year ended December 31, 2009. You will be able to find such Form 10-K at the Investor Relations section of our website at http://www.bankofhamptonroads.com/pages/ir_stockholder_info.html.

Whom should I contact if I have any questions?

If you have any questions before you vote, please contact John A.B. Davies, Jr., President and Chief Executive Officer, 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510 at (757) 217-1000.

PROPOSAL 1: TO APPROVE THE ISSUANCE OF COMMON STOCK IN EXCHANGE

OFFER TRANSACTIONS IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635

The following description of the terms of the potential Exchange Offers and the reasons for contemplating the Exchange Offers are included for informational purposes to our common shareholders in connection with this proxy solicitation and do not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company.

Reason For Seeking Shareholder Approval

The Company is considering granting the right to its Series A and Series B preferred stockholders to exchange their shares for newly issued shares of the Company’s Common Stock. As contemplated, these Exchange Offers would be made at a fixed discount to the face value of the Series A and Series B preferred stock, while the value of the Common Stock would be determined from its market trading value. Depending on that market value of our Common Stock at the time of the exchange and the number of preferred stockholders who elect to participate, the number of shares of Common Stock issued in the Exchange Offers could exceed twenty percent of our currently outstanding common shares and their exchange value of our Common Stock could be less than book value per share. Under such circumstances, NASDAQ Marketplace Rule 5635 requires us to seek shareholder approval for the transactions. If the Exchange Offers described below are approved by the shareholders, the Company may undertake the Exchange Offers within 90 days without further shareholder approval.

The Proposed Exchange Offers

Each share of Series A and Series B Preferred Stock has a face value and liquidation preference of $1,000 per share (“Liquidation Value”). If the Company proceeds with the Exchange Offers, it will issue a certain number of shares of Common Stock having a value of $600 for each share of Series A Preferred, and $800 for each share of Series B Preferred, that may be tendered for exchange. This discount to face value was determined by a valuation approved by the Board of Directors. The Series A preferred stock was discounted more heavily than the Series B Preferred stock because it has a lower dividend rate. The number of shares of Common Stock issued for each preferred share is known as the “Exchange Ratio.” These valuations equal 60% and 80%, respectively, of each share’s Liquidation Value.

The maximum number of shares of Common Stock that would be approved for issuance in both potential Exchange Offers is 50,000,000 shares (the “Maximum Amount”). The dollar value per share of Common Stock used in determining the Exchange Ratio will be the volume-weighted average price of one share of Common Stock for the five days ending on the second business day prior to the expiration of each of the Exchange Offers (the “VWAP”).

As of October 30, 2009, there were [ — ] outstanding shares of Common Stock, and the following shares of Common Stock were reserved for issuance: [ — ] shares issuable upon exercise of options that were granted under our stock option plans with a weighted-average exercise price of [ — ], [ — ] shares registered for issuance under our employee benefit plans, [ — ] shares reserved for issuance under our Dividend Reinvestment and Optional Cash Purchase Plan and [ — ] shares issuable upon the exercise of a warrant held by the U.S. Department of the Treasury.

Set forth below is a table showing the approximate aggregate amount of Common Stock that may be issued in the Exchange Offers assuming the tender of all outstanding shares of Series A and Series B Preferred Stock. The table presents a range of hypothetical VWAP values for the Common Stock and the corresponding Exchange Ratios, but actual VWAP value may differ, resulting in other Exchange Ratios. This table is for illustrative purposes only.

Hypothetical 5-day Volume-Weighted Average Price (“VWAP”)	Type of Preferred Security	Aggregate Preferred Shares Outstanding	Liquidation Value	Exchange Factor	Shares of Common Offered Per Preferred Share (“Exchange Ratio”)	Common Shares to be Issued	Aggregate Number of Common Shares Issued
1.00	Series A	23,266	$1,000	60%	600	13,959,600
	Series B	37,550	$1,000	80%	800	30,040,000	43,999,600

1.50	Series A	23,266	$1,000	60%	400	9,306,400
	Series B	37,550	$1,000	80%	533.33	20,026,542	29,332,942

2.00	Series A	23,266	$1,000	60%	300	6,979,800
	Series B	37,550	$1,000	80%	400	15,020,000	21,999,800

2.50	Series A	23,266	$1,000	60%	240	5,583,840
	Series B	37,550	$1,000	80%	320	12,016,000	17,599,840

3.00	Series A	23,266	$1,000	60%	200	4,653,200
	Series B	37,550	$1,000	80%	266.66	10,013,083	14,666,283

NASDAQ Marketplace Rule 5635(d) requires stockholder approval of the issuance or potential issuance of common stock equal to 20% or more of the common stock outstanding before the issuance, when the common stock is issued for less than the greater of book or market value of such stock. Because of the uncertainty in the amount of Preferred Stock to be tendered for exchange, the current market value of the Common Stock in comparison to its book value per share and the number of shares of Common Stock to be exchanged, the exchange of securities in the Exchange Offers may result in the issuance of 20% or more of the outstanding Common Stock of the Company or 20% or more of the voting power of the Company’s outstanding Common Stock in exchange for Preferred Stock having a value that is less than the greater of the book value or market value of the shares. Therefore, to comply with NASDAQ Marketplace Rule 5635(d), the Company is seeking shareholder approval for issuance of shares of Common Stock in the Exchange Offers so that the Company will have the flexibility to enter into and close such transactions on a timely basis. The Company has the right, subject to applicable law, to modify the terms of the Exchange Offers at any time prior to the expiration date and may modify such terms if deemed to be in the Company’s best interests.

In addition, under Marketplace Rule 5635(b), companies are required to obtain stockholder approval prior to the issuance of securities when the issuance or potential issuance would result in a “change of control” as defined by NASDAQ. NASDAQ generally characterizes a transaction whereby an investor or group of investors acquires, or obtains the right to acquire, 20% of more of the voting power of an issuer on a post–transaction basis as a “change of control” for purposes of Rule 5635(b). Although we do not believe that the issuance of Common Stock in the Exchange Offers would result in a change of control, in the event that it does, shareholder approval of this proposal will also constitute approval of any change in control or potential change in control for purposes of NASDAQ Marketplace Rule 5635(b) and no additional approval will be solicited.

Generally, under published NASDAQ interpretative guidance, blanket authorizations by the shareholders for purposes of NASDAQ Marketplace Rule 5635 will be effective only if limited to transactions which are completed within three months of the approval. The three month requirement only applies to the initial issuance of the shares of Common Stock or other securities exercisable for or convertible into Common Stock. NASDAQ interpretative guidance also requires us to include a maximum potential discount in shareholder proposals such as this one. As described above, the Exchange Ratio, offering price range contemplated was determined, and any modified price, if any, subject to the maximum discount, would be determined, by a committee of the Board of Directors and would likely depend upon discussions with holders of Preferred Stock and prevailing market conditions. However, for purposes of shareholder approval for the Preferred Exchange Proposals, the Board has set the Maximum Amount for common stock issuances in the Exchange Offers at 50,000,000 shares.

As of the date of this Proxy Statement, except as otherwise disclosed herein, the Company does not have any commitments, which alone or when aggregated with subsequent transactions, would contemplate or require the Company to issue shares of its Common Stock or other securities exercisable for or convertible into Common Stock in excess of 20% of its outstanding Common Stock or voting power and at a price that would be less than the book or market value of the Company’s Common Stock as of such date or that would result in a change in control of the Company. If any material plans, arrangements or contracts regarding securities issuances subject to this proposal arise after the date of this Proxy Statement and prior to the actual vote on this proposal, the Company will notify its shareholders and make revised proxy solicitation materials publicly available in accordance with SEC rules. These materials will include a new proxy card, if necessary.

Principal Effects on Outstanding Common Shares

The issuance of common shares in the Exchange Offers will have no effect on the current rights of shareholders of the Company’s common shares under Virginia law, including without limitation, voting rights, rights to dividend payments and rights upon liquidation. Holders of our Common Stock are not entitled to preemptive rights with respect to any share that may be issued in Exchange Offers.

Reasons for the Exchange Offers

As part of its exploration of a number of strategic alternatives, the Company is contemplating the potential Exchange Offers to help strengthen its balance sheet by increasing its tangible common equity. This measure of financial health is becoming more important to financial institution investors in the current economic environment. Participation by holders of Series A and Series B preferred stock in the Exchange Offers will have the effect of increasing tangible common equity, which we believe will positively influence the long-term market value of our Common Stock.

Additionally, the Series A and Series B preferred stock carry non-cumulative dividend obligations and a liquidation preference that is senior in priority to the Common Stock. While the Company has indefinitely suspended dividend payments on its stock to conserve capital, at any future point when dividend payments resume, the preferred shares would be entitled to dividends of $6.4 million annually, before dividends could be declared on common shares. Each share of preferred stock that is exchanged for common reduces the preferences in dividend and liquidation payments ahead of the common stock.

The Board of Directors and management believe that it is advisable and in the best interests of the Company to take proactive steps to put the Company in the position to increase available capital though rapid commencement of the Exchange Offers. If our shareholders do not approve the Preferred Exchange Proposal, the Company would be unable to propose Exchange Offers for all outstanding Series A and Series B preferred shares. The limitations imposed under NASDAQ rules would prevent exchange transactions at a level that would be meaningful to the Company, which could materially and adversely affect the Company’s business, financial results, and prospects.

Another reason for conducting the Exchange Offers is to better align the interests of all Company stockholders. We believe the interests of holders of Preferred Stock who tender their shares in the Exchange Offers will become better aligned with the interests of current holders of Common Stock if and when such transactions are consummated. Nevertheless, there can be no guarantee how many holders of Preferred Stock will tender their shares in the Exchange Offers.

Reasons against the Exchange Offers

Depending on the level of participation by preferred holders in the Exchange Offers and the market value of the Common Stock at the time of the exchange, the issuance of Common Stock could result in substantial dilution to existing Common shareholders before the exchange, and current Common shareholders before the exchange would own a smaller percentage of the outstanding Common Stock. The issuance of these additional shares of Common Stock could cause a significant reduction in the percentage interests of Common shareholders before the exchange in the voting power and in its future earnings per Common share. This effect could be offset in whole or in part by the fact that the holders of Series A and Series B preferred stock would be converting their holdings to Common Stock at Exchange Ratios significantly below the face value of the Preferred Stock and eliminating their dividend and liquidation preference. The shares of Common Stock exchanged for the Preferred Stock will also be freely tradable for holders that are not affiliates of the Company, and tradable in accordance with SEC Rule 144 for those who are. The sale or resale of these securities could cause the market price of the Common Stock to decline.

Because the number of holders of Preferred Stock who will tender their shares in, and the final terms of, the potential Exchange Offers are not yet known, the specific level of dilution cannot be determined at this time. For illustrative purposes, however, the table below presents the pro forma increase or decrease in tangible book value per share (which was $3.92 as of September 30, 2009), based on several different hypothetical exchange scenarios.

Pro Forma Increase (Decrease) in Tangible Book Value Per Common Share

	Price per Share of Common Stock Issued (Exchange Ratio for Preferred Stock Series)
Exchange Offer Participation Rate*	1.00 (A = 600) (B = 800)	1.50 (A = 400) (B = 533.33)	2.00 (A = 300) (B = 400)	2.50 (A = 240) (B = 320)	3.00 (A = 600) (B = 800)

25%	$(0.86)	(0.47)	(0.24)	(0.09)	0.02

50%	$(1.29)	(0.76)	(0.41)	(0.15)	0.04

75%	$(1.54)	(0.95)	(0.52)	(0.20)	0.05

100%	$(1.71)	(1.08)	(0.61)	(0.24)	0.06

*	Assumes each series participate at the same rate.

The Exchange Offers may also increase the voting power of the Company’s insiders. If all of the holders of Preferred Stock who are officers and directors tender their shares, their holdings of Common Stock could significantly increase. As disclosed on page 18, as of October 2, 2009, the Company’s officers and directors beneficially owned approximately 16% of the issued and outstanding shares of the Company’s Common Stock. If the Maximum Amount of common shares were to be issued in the Exchange Offers, the Company’s officers and directors could beneficially own up to approximately 23% of the Company’s Common Stock after completion of such transactions, assuming a 100% level of participation by all preferred holders.

In addition, because the Preferred Stock redemption provisions do not apply to the Company’s Common Stock, the Company will lose the right to redeem the interests of holders of Preferred Stock who tender their shares in the Exchange Offers.

The increase in the number of issued shares of Common Stock in connection with potential financings may have an incidental anti-takeover effect in that additional shares may dilute the stock ownership of one or more parties seeking to obtain control of the Company. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership.

Based on information currently available, the Board of Directors considered the possible negative impact that the Exchange Offers could have on the existing shareholders and concluded that any such impact would be outweighed by the positive effect on the shareholders resulting from potential increases in tangible common equity and earnings as a result of no longer having to pay dividends on the shares of Preferred Stock tendered and exchanged.

Effects of Failure to Approve the Preferred Exchange Proposal

If our shareholders do not approve this proposal, the Company would be able to conduct preferred exchange transactions provided the outstanding shares of common stock are not increased by 20% or more. This limited exchange may not be as helpful. If the Company is unable to generate additional capital or restructure its capital, it could have a material adverse impact on our financial condition and could adversely affect the price of our Common Stock.

The foregoing description of the terms of the potential Exchange Offers and the reasons for contemplating the Exchange Offers are included for informational purposes to shareholders in connection with this proxy solicitation and do not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. The Company cannot guarantee that any exchange transaction will be completed (or, if so, what the terms or timing may be) and, accordingly, cannot be certain that it will reacquire and cancel any shares of Preferred Stock.

Even if our shareholders approve this proposal, we may only issue shares of Common Stock authorized for issuance under our Articles of Incorporation. If the Preferred Exchange Proposal is adopted by our shareholders and the Exchange Offers are commenced, the Company could exchange up to a total of 50,000,000 shares of its Common Stock. As of the date of this Proxy Statement, our Articles of Incorporation provide for 70,000,000 shares of authorized Common Stock, of which, at October 30, 2009, [ — ] shares were issued and outstanding and [ — ] shares of Common Stock were reserved for issuance under our employee benefit plans, our Dividend Reinvestment and Optional Cash Purchase Plan and upon the exercise of a warrant held by the U.S. Department of the Treasury.

Differences between the Common Stock and Preferred Stock

The material differences between the rights of holders of Preferred Stock and the rights of holders of shares of Common Stock that are expected to be issued, if the Preferred Exchange Proposal is adopted and the Exchange Offers are completed, are described below. This section does not include a complete description of all differences between the rights of the holders of these respective securities, nor does it include a complete description of their specific rights.

Dividend Rights
Preferred Stock	Common Stock

Holders of shares of Series A Preferred and Series B Preferred are entitled to receive cash dividends at an annual rate of 8.75%, and 12.00%, respectively, subject to declaration by the board of directors, at its sole discretion, from funds legally available for the payment of dividends. Dividends on the Preferred Stock are not cumulative on a year-to-year basis.	Holders of shares of Common Stock are entitled to receive dividends only if declared by the Board of Directors, out of funds legally available therefor. No dividend will be declared or paid during any calendar year on the Common Stock unless and until there has been paid in full (or set apart for purposes of such payment) to the holders of the Series A Preferred, Series B Preferred and Series C Preferred or any other series of preferred stock, at least a pro rata portion of the stated annual dividend on such shares of preferred stock for that calendar year, at their respective rates, through the date on which the Company proposes to pay the cash dividend on the Common Stock.

Conversion Rights
Preferred Stock	Common Stock

None.	None.

Sinking Fund Provisions
Preferred Stock	Common Stock

None.	None.

Redemption Provision
Preferred Stock	Common Stock

The Company has the right and option to redeem all or a portion of the outstanding shares of the Preferred Stock at the rate of $1,000.00 for each such share.	All of issued and outstanding shares of Common Stock are non-assessable and non-callable.

Ranking/Liquidation Preference
Preferred Stock	Common Stock

In the event of liquidation, dissolution or winding up of the Company, the holders of Preferred Stock are entitled to be paid first, out of the assets of the Company available for distribution to holders of capital stock of all classes (whether such assets are capital, surplus or earnings), an amount equal to $1,000.00 per share, plus the amount of any dividend on such share which has been declared by the board of directors:

•     before any distribution or payment is made to any common shareholders or holders of any other class or series of capital stock of the Company designated to be junior to the Preferred Stock;

•     The liquidation rights of holders of each series of preferred stock are subject to the liquidation rights of each other series, which rank pari passu; and

•     subject to the liquidation rights and preferences of any class or series of preferred stock designated in the future to be senior to, or on parity with, the Preferred Stock.

After payment in full of the liquidation preference to the holders of each series, holders of Preferred Stock will have no right or claim to any of the remaining available assets.

In the event of liquidation, dissolution or winding up of the Company, the holders of shares of Common Stock are entitled to receive, in cash or in kind, our assets available for distribution remaining after payment or provision for payment of our debts and liabilities, including the payments on the Company’s Series A Preferred, Series B Preferred and Series C Preferred.

Voting Rights
Preferred Stock	Common Stock

Shares of Preferred Stock are non-voting shares, and such holders have no right to vote on matters submitted to a vote of the Company’s shareholders except to the extent such voting rights are required by applicable law.	Each holder of shares of Common Stock is entitled to one vote per share held on any matter submitted to a vote of shareholders. There are no cumulative voting rights in the election of directors.

Liability for Further Calls or Assessment
Preferred Stock	Common Stock

Each share of Preferred Stock is fully paid and non-assessable and has no liability to us for further calls or assessments.	Each share of Common Stock is fully paid and non-assessable and has no liability to us for further calls or assessments.

Transfer Restrictions
Preferred Stock	Common Stock

None.	None.

Pro Forma Financial Information

The following table sets forth the Company’s cash and cash equivalents and its capitalization as of September 30, 2009:

•	on an actual basis; and

•

on a pro forma, as adjusted, basis to give effect to the Exchange Offers assuming the tender and acceptance of all outstanding shares of Preferred Stock at 300 shares of Common Stock and 400 shares of Common Stock for each share of Series A Preferred tendered and Series B Preferred, respectively, tendered and accepted.(1)

The table should be read together with our consolidated historical financial statements and Management’s Discussion and Analysis included in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009 and June 30, 2009 and our current report on Form 8-K filed October 30, 2009, which have been filed with the SEC and are incorporated herein by reference.

	September 30, 2009
	Actual	As Adjusted
	(Dollars in thousands, except per share data)

Asset Amounts:

Total Assets:	$2,938,994	$2,938,994
Total Tangible Assets	2,872,961	2,872,961
Total Average Assets	3,074,075	3,074,075
Total Risk-Weighted Assets	2,501,188	2,501,188

Long-Term Indebtedness:

Long-term debt(2)	$254,072	$254,072
Junior subordinated debentures(3)	27,972	27,972
Reverse purchase agreements	21,132	21,132

Total indebtedness	$303,176	$303,176

Shareholders’ Equity:(4)

Common stock, $0.625 par value, 70,000,000 shares authorized: 21,868,956 shares issued and outstanding	$13,668	$27,418
Preferred stock – 1,000,000 shares authorized:
Series A non-convertible, non-cumulative, perpetual preferred stock, $1,000 liquidation value, 23,266 shares issued and outstanding	19,512	0
Series B non-convertible, non-cumulative, perpetual preferred stock, $1,000 liquidation value, 37,550 shares issued and outstanding	40,036	0
Series C fixed rate, cumulative preferred stock, $1,000 liquidation value, 80,347 shares issued and outstanding.	75,057	75,057
Additional paid-in capital	172,345	$202,595
Retained earnings	(34,868)	(19,320)
Accumulated other comprehensive loss	559	559

Total shareholders’ equity	$286,309	$286,309

Book value per common share	6.94	4.82
Tangible book value per common share	3.92	3.31

(1)	The following table illustrates the assumptions used to calculate the pro forma, as adjusted, amounts:

Title of Security	Aggregate Shares Outstanding	Liquidation Value	Exchange Factor	Shares of Common Offered Per Preferred Share*	Common Shares to be Issued

Series A Preferred	23,266	$1,000	60%	300	6,979,800
Series B Preferred	37,550	$1,000	80%	400	15,020,000

					21,999,800

*	The number of shares of Common Stock offered per preferred share in this example is calculated by multiplying (a) the Liquidation Value by (b) the exchange factor, and dividing that amount by a VWAP of $2.00.
(2)	Represents Federal Home Loan Bank advances.
(3)	Subordinated debt associated with outstanding trust preferred securities.
(4)	As of September 30, 2009, there were 1,522,631 common shares issuable upon exercise of options as of September 30, 2009, that were granted under our stock option plans with a weighted average exercise price of $12.82, 836,535 shares of common stock registered for issuance under our employee benefit plans, 1,799,657 shares of common stock reserved for issuance under our Dividend Reinvestment and Optional Cash Purchase Plan and 1,325,858 shares of common stock issuable upon the exercise of a warrant held by the U.S. Department of the Treasury.

Dissenters’ Rights

Pursuant to the Virginia Stock Corporation Act, shareholders are not entitled to dissenters’ rights with respect to the Preferred Exchange Proposal.

Required Vote

The Preferred Exchange Proposal will be approved if the votes cast (in person or by proxy by the shares of Common Stock entitled to vote at the meeting) favoring the action exceed the votes cast (in person or by proxy by the shares of Common Stock entitled to vote at the meeting) opposing the action. Abstentions and broker non-votes will have no effect on the outcome of these proposals. Abstentions and broker non-votes will not impact the vote on the Preferred Exchange Proposal.

The Board of Directors recommends that shareholders vote “FOR” the Preferred Exchange Proposal to authorize the Company to issue shares of Common Stock in the Exchange Offers for shares of Preferred Stock upon such terms as the Board of Directors shall deem to be in the best interests of the Company, provided that (i) not more than 50,000,000 shares of Common Stock may be issued in the Exchange Offers, (ii) the maximum aggregate dollar amount of the Exchange Offers shall be no more than $43,999,600 on a combined basis, (iii) the Company will issue Common Stock having a dollar value per each tendered share of Series A Preferred and Series B Preferred equal to $600 and $800, respectively, (iv) the dollar value per share of Common Stock used in determining the Exchange Ratio will be the average volume weighted average price of one share of Common Stock for the 5 days ending on the second business day prior to the expiration of each of the Exchange Offers, and (v) the issuance of shares of Common Stock pursuant to such Exchange Offers shall occur not later than the date three months after the date of the approval of the Preferred Exchange Proposal by the shareholders of the Company.

PROPOSAL 2: AMENDMENT OF THE COMPANY’S ARTICLES TO INCREASE THE

AUTHORIZED SHARES OF COMMON STOCK FROM 70,000,000 TO 100,000,000

Introduction

On October 27, 2009, our Board of Directors authorized and approved amending our Articles of Incorporation to increase the number of shares of Common Stock that we are authorized to issue from 70,000,000 to 100,000,000 (the “Amendment”). The Amendment is subject to approval by our shareholders. Our Board of Directors has recommended that our shareholders approve the Amendment and, therefore, we are asking shareholders to approve this Share Increase Proposal at the Special Meeting.

The complete text of the Amendment is attached hereto as Appendix A. If the Share Increase Proposal is approved by the shareholders, the Amendment will become effective upon filing with the Virginia State Corporation Commission, which we expect to occur promptly after the Special Meeting or any adjournment thereof. The text of the Amendment may vary, however, for such changes that are consistent with this proposal that we may deem necessary or appropriate.

Why We are Seeking Shareholder Approval

Pursuant to the laws of our jurisdiction of incorporation, Virginia, our Board of Directors must approve any amendment to our Articles of Incorporation and submit such amendment to shareholders for their approval. The affirmative vote of a majority of the outstanding shares of our Common Stock is required to approve the Share Increase Proposal under our Amended and Restated Articles of Incorporation, as amended.

In light of the continuing financial pressures, the Board of Directors believes the Company needs additional flexibility to raise and restructure capital, which the Share Increase Proposal would provide.

We, therefore, believe it is necessary and in the best interests of our shareholders to take steps now to authorize a sufficient number of additional shares, primarily for issuance in the Exchange Offers, the amount of which will depend on the final VWAP, with any additional remaining shares available for use in additional capital raising transactions or other corporate purposes.

We are considering various initiatives to increase our capital and strengthen our balance sheet through a variety of means, some of which could involve the issuance or potential issuance of Common Stock, including the following:

•

The potential Exchange Offers with holders of Series A Preferred and Series B Preferred to exchange shares of our Common Stock for such Preferred Stock. See “Proposal 1: To Approve The Issuance of Common Stock in exchange offer Transactions in Accordance with NASDAQ Marketplace Rule 5635,”

•	One or more potential public securities offerings for cash, including possible offerings at the market, in directed registrations, or through rights offering to existing shareholders,

•	Possible private placements of Common Stock, convertible preferred stock and subordinated debentures or other securities, and

•	Other possible future transactions, including mergers, acquisitions, divestitures, exchange offers, and other stock or asset transactions.

The additional authorized shares of Common Stock may also be available from time to time for other corporate purposes, including stock dividends, stock splits and other distributions, and in connection with equity-based benefit plans.

As of the date of this Proxy Statement, other than as disclosed herein, we do not have any commitments to issue additional shares of Common Stock, other than upon the exercise of outstanding stock options and future issuances under our compensation plans to the extent deemed appropriate by the Compensation Committee of our Board of Directors.

Authorized but unissued shares of our Common Stock may be issued from time to time upon the authorization by our Board of Directors, at such times, to such persons and for such consideration as the Board of Directors may determine in its discretion and generally without further approval by shareholders, except as may be required for a particular transaction by applicable law, regulation or stock exchange rule. When and if such shares are issued, they would have the same voting and other rights and privileges as the currently issued and outstanding shares of Common Stock.

Description of the Capital Stock of the Company

Currently, our Amended and Restated Articles of Incorporation, as amended, authorize the issuance of up to 70,000,000 shares of our Common Stock and 1,000,000 shares of preferred stock. In accordance with Virginia law, the Company’s Articles of Incorporation, bylaws and the NASDAQ Global Select Market rules, we have fixed October 30, 2009 as the record date for determining the shareholders entitled to notice of and to vote at the Special Meeting. Accordingly, you are only entitled to notice of, and to vote at, the Special Meeting if you were a record holder of Common Stock at the close of business on the record date. At that time, [ — ] shares of Common Stock were outstanding, held by [ — ] holders of record.

If this proposal is approved by our shareholders, we will be authorized to issue up to 100,000,000 shares of Common Stock. The additional authorized shares of Common Stock, if and when issued, would be part of the existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock presently outstanding. There are no preemption rights related to the Common Stock.

A description of the outstanding capital stock of the Company begins on page 7 of our Registration Statement on Form S-3, filed October 20, 2009, under – “Description of Outstanding Securities” – and is incorporated herein by reference.

Possible Effects on Holders of Common Stock and Board Consideration

Existing shareholders would experience dilution of their ownership interests if additional shares of Common Stock are issued, which may be substantial. The issuance of these securities could cause a significant reduction in the percentage interests of current shareholders, their voting power, the liquidation value, book and market value of their shares and the future earnings per share of the Company. For examples of how consummation of the Exchange Offers may cause dilution, see “Proposal 1: To Approve The Issuance of Common Stock in exchange offer Transactions in Accordance with NASDAQ Marketplace Rule 5635—Reasons Against the Exchange Offers” above. The sale or resale of the additional securities could also cause the market price of the Common Stock to decline.

In addition to the foregoing, the increase in the number of issued shares of Common Stock in connection with potential financings may have an incidental anti-takeover effect in that additional shares may dilute the stock ownership of one or more parties seeking to obtain control of the Company, as more fully discussed below.

The Board of Directors considered the possible negative impact the increase in the number of authorized shares of Common Stock could have on the existing shareholders and concluded that any such impact would be outweighed by the positive effect on the shareholders resulting from the increase in our available capital, which could put us in a better financial position.

Possible Anti-Takeover Effects

The Share Increase Proposal could adversely affect the ability of third parties to take us over or change our control by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of us with another company that the board determines is not in our best interests or in the best interests of our shareholders. The ability of our Board of Directors to cause us to issue substantial amounts of Common Stock without the need for shareholder approval, except as may be required by law, regulation or stock exchange rules, upon such terms and conditions as our Board of Directors may determine from time to time in the exercise of its business judgment may, among other things, be used to create voting impediments with respect to changes in our control or to dilute the stock ownership of holders of Common Stock seeking to obtain control of us. The issuance of Common Stock, while providing desirable flexibility in connection with potential financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in our control. Our Board of Directors, however, does not intend or view the increase in our authorized Common Stock as an anti-takeover measure.

Dissenters’ Rights

Pursuant to the Virginia Stock Corporation Act, shareholders are not entitled to dissenters’ rights with respect to the Share Increase Proposal.

Required Vote

Assuming the presence of a quorum at the Special Meeting, the affirmative vote of a majority of the holders of outstanding shares of Common Stock is required to approve the Share Increase Proposal. Abstentions and broker non-votes will have the same effect as a vote against that proposal.

The Board of Directors recommends that our shareholders vote

“FOR” approval of the Share Increase Proposal.

Beneficial Ownership of Directors, Executive Officers and Principal Shareholders of the Company

The following table sets forth for (1) each director and executive officer of the Company, (2) all directors and executive officers as a group, and (3) each beneficial owner of more than 5% of Common Stock: (i) the number of shares of Common Stock beneficially owned on October 2, 2009, and (ii) such person’s or group’s percentage ownership of outstanding shares of Common Stock on such date. The Company is not aware of any shareholder that beneficially owns 5% or more of the outstanding shares of Common Stock. All of the Company’s directors and executive officers receive mail at the Company’s principal executive office at Attn: John A.B. Davies, Jr., President and Chief Executive Officer, 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510

This table is based upon information supplied by officers, directors, and principal shareholders and Schedules 13D and 13G filed with the SEC. Unless indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Name	Number of Shares Beneficially Owned		Percent of Outstanding Shares (1)

Directors:
John A.B. Davies, Jr.	—		—
William Brumsey, III	156,784.00	(2)	*
Patrick E. Corbin	20,393.15	(3)	*
Henry P. Custis	324,000.00	(4)	1.48%
Douglas J. Glenn	108,357.89	(5)	*
Herman A. Hall, III	195,284.70	(6)	*
Richard F. Hall, III	118,082.38	(7)	*
Robert R. Kinser	90,602.48	(8)	*
William A. Paulette	30,181.00	(9)	*
Bobby L. Ralph	48,365.38	(10)	*
Billy Roughton	122,192.00	(11)	*
Jordan E. Slone	126,073.00	(12)	*
Roland Carroll Smith, Sr.	153,099.48	(13)	*
Ollin B. Sykes	131,035.00	(14)	*
Emil A. Viola	506,221.78	(15)	2.31%
Frank T. Williams	305,377.00	(16)	1.40%
W. Lewis Witt	111,920.93	(17)	*
Jerry Womack	506,951.00	(18)	2.33%

Non-Director Executive Officers (not included above):
Julie R. Anderson	82,279.35	(19)	*
Lorelle L. Fritsch	22,934.51	(20)	*
Tiffany K. Glenn	See (5) above
Renee’ R. McKinney	89,721.02	(21)	*
Neal A. Petrovich	5,486.00	(22)	*
David R. Twiddy	98,868.00	(23)	*
All Directors and Executive Officers, as a group (25 persons)	3,462,567.94		15.83%

*	Represents less than 1% of outstanding shares.
(1)	Applicable percentages are based on 21,868,924.09 shares outstanding on October 2, 2009. Also includes shares of Common Stock subject to options excisable within 60 days of October 2, 2009. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such options, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table.
(2)	Includes 34,898 options to purchase shares, 8,501.00 shares owned jointly by William Brumsey, III and Walton H. Carter (business associate), 7,135.00 shares owned by Madeline F. Brumsey (wife), 206.00 shares held by Madeline F. Brumsey as custodian for John C. Ammons, Jr. (grandson), and 1,586.00 shares held in a deferred compensation plan for William Brumsey, III.
(3)	Includes 204.37 shares owned jointly by Patrick E. Corbin and Brenda C. Corbin (wife), and 188.77 shares owned by Brenda C. Corbin.
(4)	Includes 261,000.00 shares held in a revocable trust for Henry P. Custis and 63,000.00 shares held in a grantor retained annuity trust for Henry P. Custis.
(5)	Includes 32,000 options to purchase shares, 14,831 options to purchase shares by Tiffany K. Glenn (wife), 272.71 shares held in the Company’s 401(k) Profit Sharing Plan and Trust for Douglas J. Glenn, 4,633.92 shares held in the Company’s 401(k) Profit Sharing Plan and Trust for Tiffany K. Glenn, 16,012.92 shares of restricted stock held by the Company for Douglas J. Glenn, 1,764.00 shares of restricted stock held by the Company for Tiffany K. Glenn, 8,735.52 shares held in a Rabbi Trust for Douglas J. Glenn, 7,559.07 shares held in a Rabbi Trust for Tiffany K. Glenn, 12,217.23 shares owned jointly by Douglas J. Glenn and Tiffany K. Glenn, 444.59 shares held by Tiffany K. Glenn as custodian for Grayson Glenn (son) and 444.77 shares held by Tiffany K. Glenn as custodian for Bayler Glenn (daughter).
(6)	Includes 40,759 options to purchase shares, 672.48 shares of restricted stock held by the Company for Herman A. Hall, III, 10,290.45 shares held in a Rabbi Trust for Herman A. Hall, III, and 61,344.88 shares held in an IRA for Herman A. Hall, III.
(7)	Includes 116,235.62 shares held in a revocable trust for Richard F. Hall, III.
(8)	Includes 12,000 options to purchase shares, 260.90 shares owned jointly by Robert R. Kinser and Karen W. Kinser (wife), 379.85 shares owned by Karen W. Kinser, 9,923.26 shares owned jointly by Robert R. Kinser and Luke E. Kinser (son), 9,835.02 shares held by Robert R. Kinser as custodian for Sarah Kinser (daughter) and 388.26 shares held by Robert R. Kinser as custodian for James T. Kinser (brother).
(9)	Includes 29,846.00 shares owned jointly by William A. Paulette and Carolyn E. Paulette (wife).
(10)	Includes 27,259 options to purchase shares, 5,505.55 shares held in a Rabbi Trust for Bobby L. Ralph, and 672.48 shares of restricted stock held by the Company for Bobby L. Ralph.
(11)	Includes 19,765 options to purchase shares, 96,291.00 shares owned jointly by Billy Roughton and Mildred H. Roughton (wife), 5,493.00 shares held in a simplified employee pension individual retirement account for Billy Roughton, and 643.00 shares held in a simplified employee pension individual retirement account for Mildred H. Roughton.

(12)	Includes 12,000 options to purchase shares, 1,720.00 shares held by the 2003 Irrevocable Slone Children’s Trust, 30,850.00 shares held by Garden Capital Acquisitions, LLC, a company operated by Jordan E. Slone, and 37,379.00 shares held by Slone Investments.
(13)	Includes 10,000 options to purchase shares, 532.18 shares owned jointly by Roland Carroll Smith, Sr. and Jacqueline M. Smith (wife), 517.30 shares owned by Jacqueline M. Smith, 5,468.34 shares held in a Rabbi Trust for Roland Carroll Smith, Sr., 81,513.33 shares held in a Revocable Trust for Roland Carroll Smith, Sr., 5,377.82 shares held by Roland Carroll Smith, Sr. as custodian for Harrison D. Smith (grandson), 10,638.08 shares held by Roland Carroll Smith, Sr. as custodian for Erinn M. Smith (granddaughter), and 36,993.37 shares owned by Hearndon Construction Corporation, Inc., a company owned by Roland Carroll Smith, Sr.
(14)	Includes 21,239 options to purchase shares, 212.00 shares held in an IRA for Ollin B. Sykes, 110.00 shares held in a SEP for Ollin B. Sykes, 5,199.00 shares held in a 401(k) plan for Ollin B. Sykes, 244.00 shares owned by Sykesco Investment Partnership, an investment entity partially owned by Ollin B. Sykes, and 87,281.00 shares held by Sykes & Company P. A. Profit Sharing Plan and Trust, Ollin B Sykes, trustee.
(15)	Includes 2000 options to purchase shares, 672.48 shares of restricted stock held by the Company for Emil A. Viola, 83,788.12 shares held in an IRA for Emil A. Viola, 10,184.21 shares held in a Rabbi Trust for Emil A. Viola, 25,026.80 shares held in the Viola Foundation and 58,082.51 shares held in the Michael C. Viola Children’s Trust.
(16)	Includes 34,898 options to purchase shares.
(17)	Includes 22,404 options to purchase shares, 672.48 shares of restricted stock held by the Company for W. Lewis Witt, 17,610.08 shares owned jointly by W. Lewis Witt and Judith W. Witt (wife), 1,926.98 shares held in an IRA for W. Lewis Witt, 6,941.36 shares held in an IRA for Judith W. Witt, 6,177.19 shares owned by Inner-View, Ltd., a company owned by W. Lewis Witt and 46,160.64 shares held by Inner-View, Ltd. in a profit sharing plan for W. Lewis Witt.
(18)	Includes 34,898 options to purchase shares, 251,255.00 shares owned jointly by Jerry Womack and Alice Womack (wife), 65,582.00 shares owned by Alice Womack, 3,165.00 shares held in an IRA for Jerry Womack, and 1,586.00 shares held in a deferred compensation plan for Jerry Womack.
(19)	Includes 31,516 options to purchase shares, 9,709.11 shares of restricted stock held by the Company for Julie R. Anderson, 10,723.69 shares held in the Company’s 401(k) Profit Sharing Plan and Trust, 1,300.00 shares held in an IRA for Julie R. Anderson, 10,586.76 shares held in a Rabbi Trust for Julie R. Anderson and 18,443.80 shares owned jointly by Julie R. Anderson and Douglas A. Anderson (husband).
(20)	Includes 11,827 options to purchase shares, 1,695.20 shares owned jointly with David E. Fritsch (husband), 4,799.55 shares held in the Company’s 401(k) Profit Sharing Plan and Trust, 1,965.77 shares held in a Rabbi Trust for Lorelle L. Fritsch, and 2,647.00 shares of restricted stock held by the Company for Lorelle L. Fritsch.
(21)	Includes 34,025 options to purchase shares, 8,367.26 shares of restricted stock held by the Company for Renee’ R. McKinney, 19,036.29 shares held in the Company’s 401(k) Profit

Sharing Plan and Trust, 530.29 shares held by Renee’ R. McKinney as custodian for Jamie N. McKinney (daughter), 192.31 shares held in and IRA for Jamie N. McKinney, and 6,874.79 shares held in a Rabbi Trust for Renee’ R. McKinney.

(22)	Includes 5,000.00 shares of restricted stock held by the Company for Neal A. Petrovich.
(23)	Includes 47,510 options to purchase stock and 13,356 shares held in a 401(k) plan for David R. Twiddy.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

Certain statements contained in this Proxy Statement constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. The words “believes,” “expects,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends,” or other similar words or terms are intended to identify forward-looking statements. These forward-looking statements are subject to significant uncertainties because they are based upon or are affected by risk factors described in the “Risk Factors” section of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, including:

•	We may continue to incur significant losses in the future and we can make no assurances as to when we will be profitable;

•	Our estimate for losses in our loan portfolio may be inadequate;

•	We have had and may continue to have difficulties managing our problem loans and our loan administration;

•

We did not undergo a “stress test” under the Federal Reserve’s Supervisory Capital Assessment Program; our self-administered stress test differed from the Supervisory Capital Assessment Program and the results of our test may be inaccurate;

•	We have recently had a significant turnover in our senior management team;

•	Governmental regulation and regulatory actions against us may impair our operations or restrict our growth;

•	If the value of real estate in our core market areas were to decline materially, a significant portion of our loan portfolio could become under-collateralized;

•	Our construction and land development, commercial real estate, and equity line lending may expose us to a greater risk of loss and hurt our earnings and profitability;

•	Our lending on vacant land may expose us to a greater risk of loss and may have an adverse effect on operations;

•	Difficult market conditions have adversely affected our industry;

•	A significant part of Gateway’s loan portfolio is unseasoned;

•

Our ability to maintain adequate sources of funding may be negatively impacted by the current economic environment which may, among other things, impact our ability to pay dividends or satisfy our obligations;

•

Our ability to maintain adequate sources of liquidity may be negatively impacted by the current economic environment which may, among other things, impact our ability to pay dividends or satisfy our obligations;

•

Our ability to maintain required capital levels may be negatively impacted by the current economic environment which may, among other things, impact our ability to pay dividends or satisfy our obligations;

•	We may incur additional losses if we are unable to successfully manage interest rate risk;

•	Certain built-in losses could be limited if we experience an ownership change as defined in the Internal Revenue Code.

•	We may not be able to successfully maintain our capital;

•	We may fail to realize the potential benefits of the mergers with Shore and Gateway;

•	The decline in the fair market value of various investment securities available-for-sale could result in future impairment losses;

•	A substantial decline in the value of our equity investments including Federal Home Loan Bank common stock may result in an other than temporary impairment charge;

•	Our future success is dependent on our ability to compete effectively in the highly competitive banking industry;

•	Our operations and customers might be affected by the occurrence of a natural disaster or other catastrophic event in our market area;

•	We face a variety of threats from technology based frauds and scams;

•

Virginia law and the provisions of our articles of incorporation and bylaws could deter or prevent takeover attempts by a potential purchaser of our Common Stock that would be willing to pay you a premium for your shares of our Common Stock; and

•	Our directors and officers have significant voting power.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. For information on the documents we are incorporating by reference and how to obtain a copy, please see “Where You Can Find More Information” in this Proxy Statement. We undertake no obligation to update publicly any of these statements in light of future events.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and file with the Securities and Exchange Commission (the “SEC”) proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or our website at http://www.bankofhamptonroads.com/pages/ir_stockholder_info.html. Copies of the documents incorporated by reference in this Proxy Statement also may be obtained by contacting us as described below.

The SEC allows us to “incorporate by reference” into this Proxy Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement, and later information that we file with the SEC as specified below will update and supersede that information. We incorporate by reference the following documents filed with the SEC by us.

(1)	the Company’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended December 31, 2008, and Amendment Nos. 1 and 2 thereto;

(2)	the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009 and June 30, 2009;

(3)

the Company’s Current Reports on Form 8-K filed on January 5, 2009 (as amended on February 3, 2009), January 7, 2009, January 22, 2009, January 27, 2009, February 2, 2009, February 12, 2009, February 27, 2009, March 2, 2009, March 13, 2009 (as amended on that date), April 14, 2009, April 20, 2009 (2 of them), May 1, 2009, May 4, 2009, May 5, 2009, May 8, 2009, May 13, 2009, May 22, 2009, June 10, 2009, June 24, 2009, June 29, 2009 (two (2) separate Current Reports on Form 8-K were filed on this date), July 14, 2009,

July 20, 2009, July 30, 2009, July 31, 2009, August 3, 2009, August 17, 2009, August 19, 2009, August 25, 2009, September 24, 2009 and October 30, 2009 (other than the portions of those documents furnished or otherwise not deemed to be filed).

(4)	the description of the Company’s “Outstanding Securities” beginning on page 7 of the Company’s Form S-3 (File No. 333-162584), filed on October 20, 2009, and the description of the Company’s common stock contained in the second through seventh paragraphs on page 85 of the Registrant’s Amendment No. 1 to the Form S-4 (File No. 333-154959) filed on November 14, 2008, and any amendment or report filed for the purpose of updating that description.

Unless otherwise indicated, the information required by Items 12(f) and Item 13(a) of Schedule 14A is incorporated herein by reference from those documents.

We also incorporate by reference all documents to the extent they have been filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act: (1) after the date of this Proxy Statement to the extent allowable under the federal securities laws. Written requests for copies of the documents incorporated by reference should be directed to Hampton Roads Bankshares, Inc., John A.B. Davies, Jr., President and Chief Executive Officer, Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

You should rely only upon the information provided in this document, or incorporated into this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this document, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover or the date given in the applicable document.

OTHER MATTERS

The Board of Directors is not aware of any other matters which may come before the Special Meeting. Currently, in accordance with our bylaws, the only matters to be acted on at the Special Meeting are those described in this Proxy Statement, along with any necessary procedural matters related to the Special Meeting. As to procedural matters, or any other matters that are determined to be properly brought before the Special Meeting calling for a vote of the shareholders, it is the intention of the persons named in the accompanying proxy, unless otherwise directed in that proxy, to vote on those matters in accordance with their best judgment.

The next Annual Meeting of Shareholders will be held by the Company on or about April 26, 2010. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company’s proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than November 25, 2009. All such proposals and notifications should be sent to John A.B. Davies, Jr., President and Chief Executive Officer at Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate directors for election. Such nominations require that written notice be delivered to the Secretary of the Company at our principal executive office not later than (i) 45 days before the date on which we first mailed proxy materials for the prior year’s annual meeting of shareholders or, (ii) in the case of special meetings, at the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The written notice must provide certain information and representations regarding both the nominee and the shareholder making the nomination and a written consent of the nominee to be named in a proxy statement as a nominee and to serve as a director if elected. Any shareholder may obtain a copy of the Bylaws, without charge, upon written request to the Secretary of the Company. Based upon the mailing date of our definitive proxy statement related to our 2009 Annual Meeting of Shareholders, June 2, 2009, the Company must receive proper notice of any such shareholder nomination no later than April 18, 2010.

BY ORDER OF THE BOARD OF DIRECTORS OF THE COMPANY

/s/ TIFFANY K. GLENN
Tiffany K. Glenn, Secretary

Norfolk, Virginia
October [ — ], 2009

APPENDIX A

ARTICLES OF AMENDMENT

TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED,

OF HAMPTON ROADS BANKSHARES, INC.

Pursuant to §13.1-710 of the Code of Virginia of 1950, as amended, the following is provided:

1.	The name of the corporation is: Hampton Roads Bankshares, Inc (the “Corporation”).

2.	Article III(a) shall deleted in its entirety from the Articles of Incorporation and a new Article III(a) shall be substituted in its place as follows:

(a) The Corporation shall have the authority to issue 100,000,000 shares of Common Stock, par value $0.625 per share (the “Common Stock”), and 1,000,000 shares of Preferred Stock, no par value.

3.	Pursuant to Section 13.1-710 of the Code of Virginia of 1950, as amended, the Board of Directors of the Corporation submitted this amendment to the shareholders at a special meeting of the shareholders on December 10, 2009.

4.	Pursuant to Article VIII of the Corporation’s Amended and Restated Articles of Incorporation, as amended, this amendment has been approved and recommended by at least two-thirds (2/3) of the Board of Directors of the Corporation.

5.	Pursuant to Section 13.1-655 of the Code of Virginia of 1950, as amended, the shareholders of the Corporation adopted this amendment at a special meeting of the shareholders. Holders of shares of common stock were eligible to vote on the adoption of the amendment. At the close of business on October 30, 2009, the date fixed by the Board of Directors as the record date for the meeting of the shareholders, [ — ] shares of common stock were outstanding. Of those shares, [ — ] were voted for the amendment, [ — ] were voted against the amendment and [ — ] abstained. The number of shares of common stock voted for the amendment was sufficient to approve the amendment.

Dated the      day of             , 2009.

Hampton Roads Bankshares, Inc.

By:
John A.B. Davies, Jr.
President and Chief Executive Officer

Vote By Telephone:	Vote By Internet:	Vote By Mail:
Call toll free using a touch-tone telephone: 1-866-855-9702	Access the website and cast your vote: HTTPS://WWW.PROXYVOTENOW.COM/HMPR	Return your proxy in the postage-paid envelope provided

Vote By Telephone:	Vote By Internet:	Vote By Mail:
Have your proxy card available when you call toll free 1-866-855-9702 using a touch-tone phone and follow the simple instructions to record your vote.	Have your proxy card available when you access HTTPS://WWW.PROXYVOTENOW.COM/HMPR and follow the simple instructions to record your vote.	Please mark, sign and date your proxy card and return it in the postage-paid envelope provided as soon as possible.

Vote 24 hours a day, 7 days a week until 5:00 p.m. Eastern Time on December 9, 2009.

If you vote by telephone or over the Internet, please do not mail your proxy card

If you mail your Proxy Card, it must be signed and dated.

Hampton Roads Bankshares, Inc.

999 Waterside Dr., Suite 200

Norfolk, Virginia 23510

APPOINTMENT OF PROXY SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF HAMPTON ROADS BANKSHARES, INC.

FOR THE SPECIAL MEETING TO BE HELD DECEMBER 10, 2009

APPOINTMENT OF PROXY: The undersigned shareholder of Hampton Roads Bankshares, Inc., a Virginia Corporation (the “Company”), hereby appoints John A.B. Davies, Jr., President and Chief Executive Officer, and Emil A. Viola, Chairman of the Board of Directors, or either of them (the “Proxies”), as proxies with full power of substitution to act and vote for and on behalf of the undersigned at the Special Meeting of Shareholders of the Company to be held on December 10, 2009, at 10:00 a.m., at the offices of Williams Mullen, P.C., Dominion Tower, 999 Waterside Drive, Suite 1700, Norfolk, VA 23510, or at any adjournments thereof, as fully as the undersigned would be entitled to act and vote if personally present, in the election of directors, upon the proposals set forth below and described in the Proxy Statement and in their discretion with respect to such other matters that may properly be brought before the meeting or any adjournment thereof. If only one such Proxy be present and acting as such at the meeting or any adjournment, that one shall have all the powers hereby conferred.

— Please complete and sign on the other side —

— Continued from the reverse side —

Your vote is important. Unless you are voting via the Internet or by telephone, please complete, date and sign this appointment of proxy and return it promptly in the enclosed envelope, even if you plan to attend the meeting, so that your shares may be represented at the special meeting.

HAMPTON ROADS BANKSHARES, INC.

REVOCABLE PROXY

Board recommendation. The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.	Proposal to approve the issuance of additional shares of our common stock, in accordance with NASDAQ Market Rule 5635, in exchange for certain shares of our outstanding 8.75% Series A non-convertible, non-cumulative and perpetual preferred stock and our 12.00% Series B non-convertible, non-cumulative and perpetual preferred stock.

☐ For	☐ Against	☐ Abstain

2.	Proposal to amend the Company’s Amended and Restated Articles of Incorporation, as amended, to authorize the issuance of up to 100,000,000 shares of Common Stock.

☐ For	☐ Against	☐ Abstain

3.	Proposal to transact such other business as may properly come before the meeting.

☐ For	☐ Against	☐ Abstain

Signature of shareholder

Signature of shareholder

Date:	, 2009

Please sign above exactly as your name appears on the stock certificate and fill in the date. If there are joint owners, each must sign personally. Trustees and others signing in a representative capacity should indicate below the capacity in which they sign. If a corporation submits this appointment of proxy, it should be executed in the full corporate name by a duly authorized officer. If a partnership submits this appointment of proxy, please have it signed in the partnership name by an authorized person.